SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A-1

AMENDED REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-221200

HOOPS SCOUTING USA

(Exact name of registrant as specified in its charter)

Wyoming	7389	384010393
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

63 Rocio Court

Palm Desert, CA 92260

Tel: (604) 715-0887

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

309 N Huber Street

Casper, WY 82609

Tel: (307) 267-3984

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, NIL par value per share	450,000	$0.08	$36,000 (3)	$4.49
TOTAL	450,000	-	$36,000	$4.49

(1)In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 23, 2018

HOOPS SCOUTING USA

63 Rocio Court

Palm Desert, CA 92260

Tel: (604) 715-0887

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

We are offering for sale up to 450,000 shares of our common stock with an offering price of $0.08 per share (the “Offering”). This Offering shall be conducted without any involvement of underwriters or broker-dealers, should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $36,000. There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares. This Prospectus will permit our officers and directors to sell the shares directly with no commission or other remuneration payable to them for any shares they may sell. Our officers and directors will offer our shares at a fixed price of $0.08 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales. If 100% of the shares are sold, the company will receive net proceeds of $36,000. If 75%, 50% or 25% of the shares are sold the Company will receive net proceeds of $27,000, $18,000, and $9,000, respectively.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.08 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

The Company is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for the Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

This Prospectus covers the primary public offering by the Company of 450,000 shares of Common Stock.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF HOOPS SCOUTING USA’S COMMON STOCK.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer and relate Hoops Scouting USA.

The Company Overview

Hoops Scouting USA was incorporated on October 31, 2016 under the laws of the State of Wyoming. Hoops Scouting USA is a basketball website for high school basketball players with aspirations of playing post secondary basketball to upload stats. It is also an avenue for smaller university coaches who do not have the means to recruit larger areas of the United States and Internationally.

Hoops Scouting USA will allow high school players to set up accounts, which include game film, schedules for high school and AAU games, stats, and high school academic marks. This will allow coaches to be able to see players and their stats and can plan their recruiting with the team schedules. This brings international recruiting to the desk of every college coach in the United States from Division 1, Division 2, Divisions 3, NAIA, and Junior College.

This also allows players from Europe, Australia, Asia, and South America to pursue opportunities in the United States to schools that would normally not be able to recruit in such a wide range. Many of the larger schools with bigger recruiting budgets are often the only ones to be able to see these international players. Often only the top players get a chance and the second and third tier players do not get a chance to be recruited. This will all change with Hoops Scouting USA.

The website will be the main hub but being able to upload stats and game film directly from a smart phone will allow players and coaches to get almost immediate information. Development of an app to allow this will eventually work in unison with the website. A small fee for players and coaches will be invoked but sponsorship on the website and the app will be the main source on revenue.

We are a development stage company that has not realized any revenues to date, has a working capital deficit of $4,781, and an accumulated deficit of $4,831 as of December 31, 2017. Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, development of our business plan, opening a bank account, the initial equity funding by our officers and directors, and registering and launching our website www.hoopsscoutingusa.com. We received our initial funding as a loan from the president. As at December 31, 2017, the Company owed $6,898 to the President of the Company, which is unsecured, non-interest bearing, and due on demand. On October 31, 2016, the Company issued 500,000 common shares to the President of the Company at a share price of $0.0001 per share for proceeds of $50.

We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and “Use of Proceeds”). To fully implement our business plan, we require a minimum funding of $36,000 over the next twelve months. There is no assurance that we will generate any revenue in the first 12 months after the completion of our offering or ever generate any revenue. If we do not generate any revenue, we may need a minimum of $7,500 of additional funding to pay for ongoing accounting and auditing SEC filing requirements. We do not currently have any arrangements for additional financing.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the overthecounter market. After the effective date of this Registration Statement, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OvertheCounter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the SarbanesOxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see the risk factor on page 12.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the brokerdealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SUMMARY OF THIS OFFERING

The Issuer	Hoops Scouting USA

Securities being offered

Up to 450,000 shares of Common Stock is being offered for sale by the Company, this represents approximately 90% of the currently issued and outstanding shares of the Company's Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$0.08

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of shares Outstanding before the Offering	There are 500,000 shares of Common Stock issued and outstanding as of the date of this filing.

Registration Costs	We estimate our total costs relating to the registration herein to be approximately $8,500.

Net Proceeds to the Company

The Company is offering a maximum of 450,000 shares of Common Stock at an offering price of $0.08 per share for net proceeds to the Company of $36,000. Additionally, if 25% of the shares offered hereunder are sold the Company will receive net proceeds of $9,000; if 50% of the shares offered hereunder are sold the Company will receive net proceeds of $18,000; if 75% of the shares offered hereunder are sold the Company will receive net proceeds of $27,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to pay administrative expenses, operating expenses, and working capital.

Risk factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

Investment in our common stock involves significant risk. You should carefully consider the information described in the following risk factors, together with the other information appearing elsewhere in this prospectus, before making an investment decision regarding our common stock. If any of the events or circumstances described in these risks actually occur, our business, financial conditions, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or a part of your investment in our common stock.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they will lose their investment.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in this offering, if only a few shares are sold, we may not have enough capital to sustain our business. In such an event, it is highly likely that any investment would be lost. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

RISK FACTORS RELATED TO OUR BUSINESS.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report for the period ended December 31, 2017 , our independent registered public accounting firm stated that our financial statements for the period from inception (October 31, 2016) to December 31, 2017 , were prepared assuming the Company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from October 31, 2016 to December 31, 2017, we generated no revenues, and incurred a net loss and use of cash for operating activities of $274. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our business plan, we require a minimum funding of $36,000 over the next twelve months. After the twelve month period, we may need additional financing. If we do not generate any revenue from our operations, we may need a minimum of $7,500 of additional funding to pay for legal and accounting fees, and for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended SEC filing requirements.

We have limited operations, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We are in the development stage to design, market and operate a website for high school basketball players with aspirations of playing post secondary basketball. We had limited operations and generated no operating revenues since inception on October 31, 2016. We have no operating history upon which an evaluation of our future success or failure can be made. As of December 31, 2017, we had an accumulated deficit of $4,831 . We have never had any revenues from operations and we do not have any current prospects for future revenues. Our ability to achieve and maintain profitability and positive cash flow is primarily dependent upon our ability to design, market and retain online users. Based upon current plans, we expect to incur significant operating losses in future periods. Failure to generate revenues will cause us to suspend or cease operations.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on October 31, 2016 and have limited operations. We have not realized any revenues to date. Our basketball scouting business will allow high school basketball players to set up accounts, which include game film, schedules for high school and AAU games, stats, and high school academic marks. This will allow coaches to be able to see players and their stats and can plan their recruiting with the team schedules. This brings international recruiting to the desk of every college coach in the United States from Division 1, Division 2, Divisions 3, NAIA, and Junior College.

We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception (October 31, 2016) to December 31, 2017 is $4,831 . Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the marketing, website design and app development. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

The officer and director of the company, currently devote approximately 15 to 25 hours per week to the Company matters because he involved in other business activities. The Company's needs could exceed the amount of time or level of experience he may have and this could result in his inability to properly manage company affairs, resulting in our company with no revenues or profits.

Our officer and director is not required to work exclusively for us and does not devote all of his time to our operation. Therefore, it is possible that a conflict of interest with regard to his time may arise. His other activities may prevent him from devoting fulltime to our operations, which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Jamie Oei, will devote between 15 and 25 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our officer and director.

The lack of public company experience of our management could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by SarbanesOxley Act of 2002. Our officer and director have never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Because our officers and directors live outside of the United States, you may have no effective recourse against them for misconduct and may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

Our officers and directors live outside the U.S. As a result, it may be difficult for investors to enforce within the U.S. any judgments obtained against those officers and directors, or obtain judgments against them outside of the U.S. that are predicated upon the civil liability provisions of the securities laws of the U.S. or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

We depend entirely on Jamie Oei, our officer and director, for all of our operations. The loss of Jamie Oei would have a substantial negative effect on our company and may cause our business to fail. Jamie Oei has not been compensated for his services since our incorporation, and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Jamie Oei services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on officers and directors. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

Since all of our shares of common stock are owned by our officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our officer and director beneficially owns 100% of our issued and outstanding common stock. The interests of our officer and director may not be, at all times, the same as that of our other shareholders. Our officer and director are not simply passive investors but are also executive officers of the company, and as such their interests may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our directors exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as members of the company's board of directors. Also, our officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

We have limited business, sales and marketing experience in our industry.

We have plans for marketing our website for high school basketball players with aspirations of playing post secondary basketball, but there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan of selling our online subscription will gain wide acceptance in its target market or that we will be able to effectively market and sell our website subscriptions. Additionally, we are a newly formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our officer and director to market and develop our website. We have not completed the development of our website and have yet to generate revenues.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well established companies and small independent companies that may result in price reductions and decreased demand of online based basketball statistics and recruitment. We will be at a competitive disadvantage in obtaining facilities, employees, financing and other resources required to design, market and operate our website. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

A better financed company can provide products identical to ours and may be able to offer such products at a more competitive price.

We will face immense competition from well-established companies and small independent companies who have been in business longer than us and will be better financed companies that can provide products identical to ours and may also be able to offer such services as us at a more competitive price. We will also have a more difficult time to obtain customer's as the customer's will be more inclined to buy the services of a well financed company that can offer the same products as us.

We intend to become subject to the periodic reporting requirements of the securities exchange act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $7,500 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the SarbanesOxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company." We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a "large accelerated filer" as defined in Rule 12b2 under the Exchange Act, which would occur if the market value of our common stock that is held by non affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not "emerging growth companies," including Section 404 of the SarbanesOxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the SarbanesOxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

RISK FACTORS RELATED TO OUR COMMON STOCK

We are selling our offering of 450,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 450,000 shares of common stock is self underwritten. We are not going to engage the services of an underwriter to sell the shares and we intend to sell our shares through our officer and director, who will receive no commissions. He will offer the shares of common stock of our company to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the company can receive from its offering of 450,000 shares, the company may not raise $36,000 to implement its planned business and your entire investment could be lost.

The company is making its offering of 450,000 shares of common stock on a best efforts basis and there is no minimum amount of proceeds the company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the company. In the event the company does not raise $36,000 to implement its planned operations, your entire investment could be lost.

Our current management holds significant control over our common stock and they may be able to control our company indefinitely.

Our management has significant control over our voting stock, which may make it difficult to complete some corporate transactions without his support and may prevent a change in control. Jamie Oei, our officer and director, owns 500,000 shares, or 100% of our issued and outstanding common stock. After the offering is completed, if maximum numbers of shares are sold, our officer and director will own approximately 53% of our outstanding and issued common stock. As a result of this substantial ownership in our common stock, he will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an antitakeover effect, possibly depressing the trading price of our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays realtime quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements but, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.

Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the company nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost of $0.0001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.08 you pay for them. The amount of dilution investors will incur will be $0.066 per share if 25% of the shares sold, $0.055 per share if 50% of the shares sold, $0.048 per share if 75% of the shares sold, and $0.042 per share if 100% of the shares sold.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment. The company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 1,000,000 shares of common stock at a par value of $0.0001 per share. As at June 30, 2017, the Company had 500,000 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 500,000 shares of common stock. The offering presented herein allows for the sale of 450,000, should all shares offered hereunder be sold, we will only have an additional 50,000 shares in the Company’s treasury. Regardless of the number of shares sold hereunder, we anticipate that we will have to amend our Articles of Incorporation to increase the number of authorized shares available for issuance by the Company. This anticipated increase will allow the Company to issue additional stock and such future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Brokerdealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g1 through 15g9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on brokerdealers who make a market in “penny stocks”. A penny stock generally includes any nonNasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC Bulletin Board. Following the date of the registration statement, in which this prospectus is included, becomes effective we hope to find a brokerdealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a “penny stock.” In that case, purchases and sales of our shares will be generally facilitated by FINRA brokerdealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokerdealers may discourage brokerdealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a brokerdealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the brokerdealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the brokerdealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the commission relating to the penny stock market, unless the brokerdealer or the transaction is otherwise exempt. A brokerdealer is also required to disclose commissions payable to the brokerdealer and the registered representative and current quotations for the securities. Finally, a brokerdealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Antitakeover effects of certain provisions of Wyoming state law hinder a potential takeover of our Company.

Though not now, in the future we may become subject to Wyoming’s control share law. A corporation is subject to Wyoming’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Wyoming, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) onefifth or more but less than onethird, (ii) onethird or more but less than a majority, or (iii) a majority or more.

The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent nonvoting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares. Wyoming’s control share law may have the effect of discouraging takeovers of the company.

In addition to the control share law, Wyoming has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of director approves the combination in advance. For purposes of Wyoming law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of director.

DETERMINATION OF OFFERING PRICE

The offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third-party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our public offering of 450,000 shares is being made on a self underwritten basis, no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.08. The following table sets forth the use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company. There is no assurance that we will raise the full $36,000 as anticipated.

Not taking into account any possible additional funding or revenues, the Company intends to use the proceeds from this offering as follows. The following chart indicates the amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item. The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

	25% of shares sold	50% of shares sold	75% of shares sold	100% of shares sold

Gross proceeds from this offering (1)	$9,000	$18,000	$27,000	$36,000
SEC reporting and compliance/Accounting	$7,500	$7,500	$7,500	$7,500
Marketing	$500	$7,000	$11,000	$12,000
Website development	$1,000	$3,500	$8,500	$13,000
Establishing an office				$1,500
Salaries				$2,000
Total	$9,000	$18,000	$27,000	$36,000

(1)Audit fees are strictly related to the amount of work performed by our auditor, and the percentage of shares sold in this offering has no impact on our audit fees. If we do not raise sufficient funds from this offering to cover audit related fees, we will have to seek additional outside financing to cover such expenses.

We believe that our current cash, anticipated cash flow from operations, and the proceeds from the sale of the maximum amount of shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 12 months. Our management has determined that the maximum amount of funds received from this offering would be sufficient to cover our intended plan of operations contemplated hereby. The Company will use any proceeds received to file reports with the Securities and Exchange Commission, as well as to proceed with the Company’s intended business. However, there can be no assurance that the Company will raise any funds through its direct participation offering. If we are able to sell only 75%, 50% or 25% of our offered shares, we anticipate that we will only be able to meet our anticipated cash needs for the next 6-9 months, 5-6 or 0-3 months, respectively.

If the Company is able to raise fifty percent (50%) of the maximum amount of funds available under this offering, we intend to use such funds to continue with our business strategy as stated in detail herein. In this instance, we estimate that we would spend up to $3,500 on business development and up to $7,000 on marketing and advertising. However, if we raise nominal amounts under the offering (25% or less of the offered shares), we will likely have to seek out additional capital from alternate sources and if such funds are not available our business would likely fail and any investment would be lost. As with any form of financing, there are uncertainties concerning the availability of such funds and the likelihood that such funds will be available to the Company on terms acceptable to us.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Hoops Scouting USA has, as of the date of this prospectus, 500,000 shares of common stock issued and outstanding. The Company is registering an additional 450,000 shares of its common stock for sale at the price of $0.08 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, unless extended by our Board of Directors for an additional 90 days

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.execute and deliver a subscription agreement; and

2.deliver a check, certified funds or cash by wire transfer of immediately available funds directly to the Company for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Hoops Scouting USA.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•contains a toll-free telephone number for inquiries on disciplinary actions;

•defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•bid and offer quotations for the penny stock;

•details of the compensation of the broker-dealer and its salesperson in the transaction;

•the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Registration Rights

We have not granted registration rights to any persons.

DILUTION

The price of our offering of 450,000 shares is fixed at $0.08 per share. This price is significantly higher than the average approximately $0.0001 price per share paid by Jamie Oei, our officer and director, for the 500,000 shares of common stock he purchased on October 31, 2016.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The following tables compare the differences of your investment in our shares with the investment of our existing stockholder. As of December 31, 2017 , the net tangible book value of our shares of common stock was $(4,831) or ($0.0001) per share based upon 500,000 shares outstanding.

Existing stockholders if all of the shares are sold
Price per share	$0.08
Net tangible book value per share before offering	$(0.000)
Potential gain to existing shareholders net of offering expenses	$36,000
Net tangible book value per share after offering	$0.038
Increase to present stockholders in net tangible book value per share after offering	$0.038
Capital contributions	$36,000
Number of shares outstanding before the offering	500,000
Number of shares after offering held by existing stockholders	450,000
Percentage of ownership after offering	47.37%

Purchasers of shares in this offering
	If 100% of shares sold	If 75% of shares sold	If 50% of shares sold	If 25% of shares sold
Price per share	$0.08	$0.08	$0.08	$0.08
Dilution per share	$0.042	$0.048	$0.055	$0.066
Capital contributions	$36,000	$27,000	$18,000	$9,000
Number of shares after offering held by public investors	450,000	337,500	225,000	112,500
Percentage of ownership after offering	47.37%	40.30%	31.03%	18.37%

DESCRIPTION OF PROPERTY

Our executive offices are located at 63 Rico Court Palm Desert, CA 92260. Our telephone number is (604) 715-0887. We currently use space in our sole officer and directors home and we believe this space is sufficient to meet our needs for the forseeable future. Our sole director also has a home outside of the U.S. in Canada and works remotely when not at the executive office. We do not currently own any real estate.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation, and any amendments thereto (collectively the “Articles of Incorporation”) authorize us to issue 1,000,000 shares of common stock, with a par value of $0.0001 per share.

Preferred Stock

We are not authorized to issue any Preferred Stock.

Voting Rights

Except as otherwise may be provided by a resolution of the Board of Directors authorizing the issuance of common stock, every stockholder of record is entitled at each meeting of stockholders thereof to one vote for each share of stock standing in his or her name.

Dividends

The holders of common stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Business Corporations Act for a more complete description of the rights and liabilities of holders of our securities.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF CANTOR GROUP, INC. AND THE NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH FLOW SINCE INCEPTION.

DESCRIPTION OF OUR BUSINESS

Corporate History

Hoops Scouting USA was incorporated on October 31, 2016 under the laws of the State of Wyoming. Hoops Scouting USA is a basketball scouting website for high school basketball players with aspirations of playing post secondary basketball to upload stats. It is also an avenue for smaller university coaches who do not have the means to recruit larger areas of the United States and Internationally.

We are in the development stage, and have not realized any revenues from our operations. Jamie Oei has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer since our inception. Our board of director is comprised of one person: Jamie Oei. Our officer and director, Jamie Oei, currently lives in Canada, and our current assets are located in the United States. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing, we have had limited operating activities, primarily consisting of the incorporation of our company, development of our business plan, opening a bank account, the initial equity funding by our officers and directors, and registering and launching our website. We received our initial funding of $50 through the sale of common stock from our officer and director, who purchased 500,000 shares of common stock at $0.0001 per share.

We are a development stage company which is in the business of providing a website for high school basketball players with aspirations of playing post secondary basketball. It is also an avenue for smaller university coaches who do not have the means to recruit larger areas of the United States and Internationally. Hoops Scouting USA will allow high school players to set up accounts, which include game film, schedules for high school and AAU games, stats, and high school academic marks. This will allow coaches to be able to see players and their stats and can plan their recruiting with the team schedules. This brings international recruiting to the desk of every college coach in the United States from Division 1, Division 2, Divisions 3, NAIA, and Junior College.

We intend to use the net proceeds from this offering to develop our business operations. To implement our business plan, we require a minimum funding of $36,000 over the next twelve months. After twelve months period, we may need additional financing. If we do not generate any revenue, we may need a minimum of $7,500 of additional funding to pay for legal and accounting fees, and for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended SEC filing requirements. Our officer and director, has agreed to loan the company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the company and there is also no guarantee that he will continue to loan the funds to the company in the future as well. We have no revenues and have incurred losses since inception.

The Company’s principal offices are located at 63 Rico Court Palm Desert, CA 92260. The telephone number is (604) 715-0887.

Our operations to date have been devoted primarily to startup and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) opening a bank account; (iv) the initial equity funding by our officer and director; and (v) registering and launching our website.

Our products and products description

Hoops Scouting USA is a basketball website for high school basketball players with aspirations of playing post secondary basketball. It is also an avenue for smaller university coaches who do not have the means to recruit larger areas of the United States and Internationally.

Hoops Scouting USA will allow high school players to set up accounts which include game film, schedules for high school and AAU games, stats, and high school academic marks. This will allow coaches to be able to see players and their stats and can plan their recruiting with the team schedules. This brings international recruiting to the desk of every college coach in the United States from Division 1, Division 2, Divisions 3, NAIA, and Junior College.

This also allows players from Europe, Australia, Asia, and South America to pursue opportunities in the United States to schools that would normally not be able to recruit in such a wide range. Many of the larger schools with bigger recruiting budgets are often the only ones to be able to see these international players. Often only the top players get a chance and the second and third tier players do not get a chance to be recruited. This will all change with Hoops Scouting USA.

The website will be the main hub but being able to upload stats and game film directly from a smart phone will allow players and coaches to get almost immediate information. Development of an app to allow this will eventually work in unison with the website.

Revenue will be split between several revenue streams.

1. Player Membership

a. Players sign up for full memberships which allow players to upload unlimited videos to or website and app

b. Players sign up for partial memberships to upload one or two videos at a time.

2. Coaching Membership

Coaches sign up to receive emails and check players.

3. Sponsorship

Website and app will have sponsors who can display their ads on videos or on the website or the app. Sponsors can receive info from the company on what pages and what videos are being viewed the most.

A small fee for players and coaches will be invoked but sponsorship on the website and the app will be the main source of revenue.

Current market trend

College-basketball fans’ insatiable (and Internet-fueled) desire for information about up-and-coming players has made high-school-hoops scouting a big business. And corporate America has taken notice. According to New York Magazine, Fox acquired Scout.com, which primarily covers college basketball and football recruiting, for $60 million. Two years later, Yahoo bought Scout.com’s main competitor, Rivals.com, for $100 million. This shows the significant growth of the industry of recruitment and data tracking.

A Stanford Business Article titled “Five Key Trends That Are Driving the Business of Sports” explains that the data are changing the way the game is played, shifting emphasis from how many total points a player scores to measures of player efficiency. “It has been hard, historically, to quantify defense,” said Brian Kopp, senior vice president of STATS, the company that developed SportVU player tracking. “Now we have four camera views helping you do that.” In addition, the data have influenced the types of shots players take on the court. All sports are at that point where, like in a lot of businesses, they’re using a lot of (data) to make better decisions.

Marketing

Our officer and director will promote our scouting service. We plan to market our products through the following methods: (i) our website, (ii) search engine optimization, (iii) social networking websites, (iv) printing, mailing and emailing catalogues and flyers to potential customers, (v) word of mouth, (vi), telephoning potential customers (vii) content marketing and (viii) paid ads. We hope to have repeat customers coming and buying new products online from our website.

Competition

There are many well established companies in our industry. We expect to face medium to high level of resistance, and it will be up to our marketing efforts and negotiation skills to acquire customers. Most of our competitors may have greater financial resources than we do and will be able to withstand sales or price decreases better than we are. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Insurance

We do not maintain any insurance as of the date of this prospectus.

Employees

We are a development stage company and currently have one employee. Our sole officer and director manages the day-to-day operations of the company and currently devotes approximately 15 to 25 hours a week.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Patents, trademarks and copyrights

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

Bankruptcy or similar proceedings

There has been no bankruptcy, receivership or similar proceeding.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Admission to quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between brokerdealers, and (ii) securities admitted to quotation are offered by one or more brokerdealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered brokerdealer, as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If the company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

Transfer agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all recordkeeping and administrative functions in connection with the shares of our common stock.

Holders

As of December 31, 2017 the Company had 500,000 shares of our common stock issued and outstanding held by 1 holder of record.

Dividend policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities authorized under equity compensation plans

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS

This Prospectus contains forward looking statements relating to our Company's future economic performance, plans and objectives of management for future operations, projections of revenue and other financial items that are based on the beliefs of, as well as assumptions made by and information currently known to, our management. The words "expects”, “intends”, “believes”, “anticipates”, “may”, “could”, “should" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this section are intended to emphasize that actual results may differ materially from those contained in any forward looking statement.

All forward looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

Our cash balance was $2,476 as of December 31, 2017 . We do not believe that our cash balance is sufficient to fund our limited levels of operations. During the period from October 31, 2016 (Inception) to December 31, 2017 we had no revenues and incurred a net loss of $4,831.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $36,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of shares sold	50% of shares sold	75% of shares sold	100% of Shares sold

Gross proceeds from this offering (1)	$9,000	$18,000	$27,000	$36,000
SEC reporting and compliance / Accounting	7,500	7,500	7,500	7,500
Marketing	500	7,000	11,000	12,000
Website development	1,000	3,500	8,500	13,000
Establishing an office	-	-	-	1,500
Salaries	-	-	-	2,000
Total	$9,000	$18,000	$27,000	$$36,000

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

During the first stages of our growth, our officers and directors will provide all of the labor required to execute our business plan at no charge. Jamie Oei, our officer and director, will devote approximately 15 to 25 hours of his time to our operations. Once we begin operations, and are able to attract more and more customers to buy our product online, Jamie Oei has agreed to commit more time as required. If the need for cash arises before we complete our public offering, we may be able to borrow funds from our officer and director although there is no such formal agreement in writing. Upon completion of our public offering, our specific goal is to design, market and profitably sell our products. Our plan of operations is as follows:

Month 1: Office Set Up

Cost: $1,500

During the first month after the offering, if all the maximum number of shares are sold, our officer and director will establish an office with basic office equipment for operations (printer, scanner, general supplies).

Month 2 - Months 7:Website Design and Development

Cost: $13,000

Month 2 - Website Design and Content

Month 3 - Website Design

Month 4 - Website Design / Website Development

Month 5 - Website Development

Month 6 - Website Development

Month 7 - Website Development / App Development

After setting up the office upon completion of the offering, if the maximum number of shares are sold, the website design and development will be undertaken during months two through month seven. Our estimated cost of $13,000 includes design and development of the website as well as development of the associated mobile app. Website updates will continue indefinitely during operations. It is anticipated that the design of the website will occur during months two and three while the development of the website will overlap design in month 4 and continue developing during month five and six. In month seven, the app to pair with our website will be developed.

Month 8 Months 12: Marketing

Cost: $12,000

Month 8 – Search Engine Optimization, Website

Month 9 – Social Networking Websites

Month 10 - Telephone potential Clients

Month 11 – Printing and Emailing flyers

Month 12 – Mailing Flyers

During this period after completion of our offering, if maximum numbers of shares are sold, we plan to market and advertise our products that are displayed on our website. We plan to market and advertise our products through our website, search engine optimization, social networking websites, printing emailing and mailing catalogues and flyers, word of mouth and phone calls to potential customers. Marketing is an ongoing matter that will continue during the life of our operations. Though we have a marketing plan to execute each month, some months may overlap or be ongoing.

Accounting and audit plan

We intend to have our officer and director prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. As the financial statements are being prepared by our officer and director, the expected cost to our company will be minimal. Our independent auditor is expected to charge us approximately $3,000 to review our quarterly financial statements and approximately $4,500 to audit our annual financial statements. In the next twelve months after completion of this offering, we anticipate spending approximately $7,500 to pay for our accounting and audit requirements.

Limited operating history

There is no historical financial information about us upon which to base an evaluation of our performance. We are in startup stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Need for additional capital

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Off balance sheet arrangements

We have no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of operations

During the period from October 31, 2016 (date of inception) to December 31, 2017, we incorporated the Company, prepared a business plan, opened a bank account, registered our domain name and launched our website. Our net loss since inception is $4,831 related primarily to professional fees, the incorporation of the company, bank charges, office supplies, registration of our domain name, and launching of the website.

Since inception, we have offered and sold (i) 500,000 shares of common stock to our officers and directors, at a purchase price of $0.0001 per share, for aggregate proceeds of $50.

Liquidity and Capital Resources

As of December 31, 2017, the company had $2,476 cash and our liabilities were $7,257. The available capital reserves of the company are not sufficient for the company to remain operational. During 2016, our officer and director, who is currently our sole shareholder, advanced the Company $6,898 to pay expenses. The loan is an oral contract, and is unsecured, bears no interest and is payable on demand.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the use of proceeds section of this prospectus. As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure by being a “reporting issuer” under the Securities Exchange Act of 1934, as amended.” that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the company. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the company would be required to cease business operations. As a result, investors would lose all of their investment.

Going concern consideration

Our auditors have issued a going concern opinion, meaning that there is substantial doubt if we can continue as an ongoing business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company including legal and accounting fees will be approximately $7,500.

Summary of significant accounting policies

Basis of presentation

The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's fiscal year end is June 30.

Income taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the company will not realize tax assets through future operations.

Use of estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and cash equivalents

The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents. We had no cash equivalents at December 31, 2017.

Fair value of financial instruments

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The company’s financial instruments consist primarily of cash.

Stock based compensation

Stock based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Per share information

The Company computes net loss per share accordance with ASC 205 “Earnings per Share”. ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is antidilutive.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers. Each director of the Company serves for a term of one year and until his successor is elected and qualified at the next Annual Shareholders’ Meeting, or until his earlier death, resignation or removal. Each officer of the Company serves for a term of one year and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Name	Age	Position	Date Appointed
Jamie Oei	40	President, CEO, CFO, Secretary and Director	October 31, 2016

Identification of Certain Significant Employees

We currently no employees.

Family Relationships

As we only have one officer and director, there are no family relationships.

Business Experience

The biographies of our directors and officers are as follows:

Mr. Jamie Oei has served as our President, Chief Executive Officer and a Director since Inception. Mr. Oei is currently Currently Head Coach and Executive Director at VanCity Basketball Academy. From 2014-2015 Mr. Oei was Assistant Coach at Simon Fraser University; Assistant Coach at University of British Columbia from 2010-2014; and Elite Head Coach at 3D Basketball Academy 2008-2013. Jamie Oei has NCCP Level 3 Theory NCCP Level 3 Technical (Basketball) NCCP Level 3 Practical (Basketball), and is Certified to teach Level 1 (Basketball).

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.Engaging in any type of business practice; or

iii.Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.Any Federal or State securities or commodities law or regulation; or

ii.Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth the compensation paid to the Company’s executive officers since inception (October 31, 2016).

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Jamie Oei, President, CFO Secretary, Treasurer and Director (1)	2017	-	-	-	-	-	-	-	-

(1) Mr. Jamie Oei was appointed as President, CEO, CFO, Secretary, Treasurer and Director on October 31, 2016.

Narrative Disclosure to Summary Compensation Table

There are no current employment agreements between the Company and Mr. Oei. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers.

Audit committee and conflicts of interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The board of directors has not established an audit committee and does not have an audit committee financial expert, nor has the board established a nominating committee. The board is of the opinion that such committees are not necessary since the company is an early development stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Compensation of Directors

None.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Mr. Jamie Oei, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Oei collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Prospectus by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

As of the date of this Prospectus, there are 500,000 common shares issued and outstanding, 0 shares issuable upon the exercise of stock purchase options within 60 days.

Name and Address of Beneficial Owner	Title of Class	Amount &Nature of Beneficial Ownership (1)	Percent of Class (%) (2)
Mr. Jamie Oei (3) 63 Rico Court Palm Desert, CA 92260	Common	500,000	100%
All Officers and Directors as a Group	Common	500,000	1000%

(1) The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Based on 500,000 common shares issued and outstanding, 0 shares issuable upon the exercise of stock purchase options within 60 days.

(3) Mr. Jamie Oei is the current President, CEO, Treasurer, Secretary and a Director of the Company. His beneficial ownership includes 500,000 common shares.

(4) Regardless of the amount of shares sold pursuant to this Registration Statement, Mr. Oei shall remain the majority shareholder of the Company and shall therefore generally control the operations and business direction of the Company.

Changes in Control

There are no present arrangements or pledges of the Company’s securities, which may result in a change in control of the Company.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Marc Applbaum LLP.

EXPERTS

Saturna Group Chartered Professional Accountants LLP, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Saturna Group Chartered Professional Accountants LLP has presented its report with respect to our audited financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 31, 2016 pursuant to a subscription agreement, we offered and sold 500,000 shares of common stock to our officer and director, Jamie Oei, at a purchase price of $0.0001 per share, for aggregate proceeds of $50. During 2016, our officer and director, who is currently our shareholder, advanced the company $6,898 to pay expenses. Our officer and director Jamie Oei is our promoter.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Wyoming law provide that none of our officers or directors will be personally liable to the Company or its stockholders for any damages as a result of any act or failure to act in his or her capacity as an officer or director unless it is proven that:

 The officer’s or director’s act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and

 The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

These provisions eliminate our rights and those of our stockholders to recover damages from an officer or director for his or her breach of a fiduciary duty unless such breach involved intentional misconduct, fraud or a knowing violation of law. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against an officer or director for his or her acts or failure to act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Jamie Oei, our President and Chief Executive Officer.

INDEX TO FINANCIAL STATEMENTS

HOOPS SCOUTING USA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Hoops Scouting USA

We have audited the accompanying balance sheet of Hoops Scouting USA (the “Company”) as of June 30, 2017 and the related statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the period from October 31, 2016 (date of incorporation) to June 30, 2017. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2017 and the results of its operations and its cash flows for the period from October 31, 2016 (date of incorporation) to June 30, 2017, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred an operating loss since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Saturna Group Chartered Professional Accountants LLP

Vancouver, Canada

September 6, 2017

HOOPS SCOUTING USA

BALANCE SHEET

(Expressed in US dollars)

June 30, 2017 $

Assets
Current assets
Cash	6,674
Total assets	6,674

Liabilities and stockholders’ deficit
Current liabilities
Due to related party (Note 3)	6,898
Total liabilities	6,898

Nature of operations and continuance of business (Note 1)
Stockholders’ deficit
Common stock
Authorized: 1,000,000 common shares, $0.0001 par value
500,000 shares issued and outstanding	50
Deficit	(274)
Total stockholders’ deficit	(224)
Total liabilities and stockholders’ deficit	6,674

(The accompanying notes are an integral part of these financial statements)

HOOPS SCOUTING USA

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in US dollars)

Period from October 31, 2016 (date of incorporation) to June 30, 2017 $
Expenses
General and administrative	274
Net loss and comprehensive loss for the period	(274)
Loss per share, basic and diluted	-
Weighted average shares outstanding	500,000

(The accompanying notes are an integral part of these financial statements)

HOOPS SCOUTING USA

STATEMENT OF STOCKHOLDERS’ DEFICIT

(Expressed in US dollars)

	Common Stock
	Number of shares	Amount $	Deficit $	Total shareholders’ deficit $
Balance, October 31, 2016 (date of incorporation)	500,000	50	-	50

Net loss for the period	-	-	(274)	(274)

Balance, June 30, 2017	500,000	50	(274)	(224)

(The accompanying notes are an integral part of these financial statements)

HOOPS SCOUTING USA

STATEMENT OF CASH FLOWS

(Expressed in US dollars)

Period from October 31, 2016 (date of incorporation) to June 30, 2017 $
Operating activities
Net loss	(274)
Net cash used by operating activities	(274)

Financing activities
Proceeds from a related party	6,898
Proceeds from issuance of common stock	50
Net cash provided by financing activities	6,948

Increase in cash	6,674
Cash, beginning of period	-
Cash, end of period	6,674

Supplemental disclosures:
Interest paid	-
Income taxes paid	-

(The accompanying notes are an integral part of these financial statements)

HOOPS SCOUTING USA

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2017

(Expressed in US dollars)

1.Nature of Operations and Continuance of Business

Hoops Scouting USA (the “Company”) was incorporated in the State of Wyoming on October 31, 2016. The Company is in the business of scouting high school and college basketball players in Colorado.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations. As at June 30, 2017, the Company has not generated any revenues, has a working capital deficit of $224, and has an accumulated deficit of $274 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.Significant Accounting Policies

(a)Basis of Presentation

These financial statements and related notes are prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company’s fiscal year-end is June 30.

(b)Use of Estimates and Judgments

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances. The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The impacts of such estimates and judgments are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates and judgments are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c)Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

(d)Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

HOOPS SCOUTING USA

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2017

(Expressed in US dollars)

2.Significant Accounting Policies (continued)

(e)Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash and amounts due to a related party. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(f)Loss Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As at June 30, 2017, there were no potentially dilutive debt or equity instruments issued or outstanding.

(g)Comprehensive Loss

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at June 30, 2017, the Company had no items that affected comprehensive loss.

(h)Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

HOOPS SCOUTING USA

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2017

(Expressed in US dollars)

2.Significant Accounting Policies (continued)

(i)Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.Related Party Transactions

As at June 30, 2017, the Company owed $6,898 to the President of the Company, which is unsecured, non-interest bearing, and due on demand.

4.Common Stock

On October 31, 2016, the Company issued 500,000 common shares to the President of the Company for proceeds of $50.

5.Income Taxes

The Company is subject to United States federal and state income taxes at a rate of 34% per annum. The reconciliation of the provision for income taxes at the statutory rate compared to the Company’s income tax expense as reported is as follows:

2017 $
Income tax recovery at statutory rate	(93)
Valuation allowance change	93
Provision for income taxes	-

The significant components of deferred income tax assets and liabilities as at June 30, 2017 are as follows:

2017 $
Net operating loss carried forward	93
Valuation allowance	(93)
Net deferred income tax asset	-

The Company has a net operating loss carried forward of $274 available to offset taxable income in future years which expires in fiscal 2037.

HOOPS SCOUTING USA

Condensed Financial Statements

Period ended December 31, 2017

(expressed in US dollars)

HOOPS SCOUTING USA

Condensed statements of financial position

(Expressed in US dollars)

	December 31,	June 30,
	2017	2017
	$	$
	(unaudited)
Assets

Current assets

Cash	2,476	6,674

Total assets	2,476	6,674

Liabilities and stockholders’ deficit

Current liabilities

Accounts payable and accrued liabilities	359	–
Due to related party	6,898	6,898

Total liabilities	7,257	6,898

Nature of operations and continuance of business (Note 1)
Subsequent events (Note 4)

Stockholders’ deficit

Common stock
Authorized: 1,000,000 common shares, $0.0001 par value
500,000 shares issued and outstanding	50	50
Deficit	(4,831)	(274)

Total stockholders’ deficit	(4,781)	(224)

Total liabilities and stockholders’ deficit	2,476	6,674

(The accompanying notes are an integral part of these condensed financial statements)

HOOPS SCOUTING USA

Condensed statements of operations and comprehensive loss

(Expressed in US dollars)

(unaudited)

	Three months ended December 31, 2017 $	Period from October 31, 2016 (date of incorporation) To December 31, 2016 $	Six months ended December 31, 2017 $

Expenses

General and administrative	28	274	149
Professional fees	–	–	4,049
Transfer agent and filing fees	–	–	359

Total expenses	28	274	4,557

Net loss and comprehensive loss for the period	(28)	(274)	(4,557)

Loss per share, basic and diluted	–	–	–

Weighted average shares outstanding	500,000	500,000	500,000

(The accompanying notes are an integral part of these condensed financial statements)

HOOPS SCOUTING USA

Condensed statements of cash flows

(Expressed in US dollars)

(Unaudited)

	Six months ended December 31, 2017 $	Period from October 31, 2016 (date of incorporation) to December 31, 2016 $

Operating activities

Net loss	(4,557)	(274)

Change in operating assets and liabilities:

Accounts payable and accrued liabilities	359	-

Net cash used by operating activities	(4,198)	(274)

Financing activities

Proceeds from a related party	–	6,898
Proceeds from issuance of common stock	–	50

Net cash provided by financing activities	–	6,948

Change in cash	(4,198)	6,674

Cash, beginning of period	6,674	–

Cash, end of period	2,476	6,674

Supplemental disclosures:

Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these condensed financial statements)

HOOPS SCOUTING USA

Notes to the interim condensed financial statements

December 31, 2017

(Expressed in US dollars)

(unaudited)

1. Nature of Operations and Continuance of Business

Hoops Scouting USA (the “Company”) was incorporated in the State of Wyoming on October 31, 2016. The Company is in the business of scouting high school and college basketball players in Colorado.

These condensed financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations. As at December 31, 2017, the Company has not generated any revenues and has an accumulated deficit of $4,831. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These condensed financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Significant Accounting Policies

(a) Basis of Presentation

The accompanying condensed financial statements of the Company should be read in conjunction with the financial statements and accompanying notes filed with the U.S. Securities and Exchange Commission for the fiscal year ended June 30, 2017. In the opinion of management, the accompanying condensed financial statements reflect all adjustments of a recurring nature considered necessary to present fairly the Company’s financial position and the results of its operations and its cash flows for the periods shown.

(b) Use of Estimates and Judgments

The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances. The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The impacts of such estimates and judgments are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates and judgments are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c) Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Related Party Transactions

As at December 31, 2017 and June 30, 2017, the Company owed $6,898 to the President of the Company, which is unsecured, non-interest bearing, and due on demand.

4. Subsequent Events

The Company has evaluated subsequent events through to the date of issuance of the financial statements and did not have any material recognizable subsequent events after December 31, 2017.

PROSPECTUS

HOOPS SCOUTING USA

63 Rocio Court

Palm Desert, CA 92260

450,000 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until February 23, 2018 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

February 23, 2018

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee		$5
Audit Fees and Expenses		$4,500
Legal Fees and Expenses		$2,500
Transfer Agent and Registration Fees and Expenses		$1,000
Miscellaneous Expenses		$495
Total	$	*8,500
*Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Wyoming Business Corporation Act (“WBCA”), W.S. 17-16-850 et seq., provides for indemnification of the Company’s officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summarization of circumstances in which such indemnification may be available follows, but is qualified by reference to registrant's Articles of Incorporation and the text of the statute.

In general, any officer, director, employee, or agent may be indemnified against expenses, fines, settlements, or judgments arising in connection with a legal proceeding to which such person is a party, as a result of such relationship, if that person's actions were in good faith, were believed by him or her to be in (or at least not opposed to) registrant's best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by decision of the board of directors (by directors not at the time parties to the proceeding) or by majority shareholder vote (excluding shares held or controlled by directors who are at the time parties to the proceeding), or by opinion of special legal counsel.

The circumstances under which indemnification would be made in connection with an action brought on behalf of the registrant are generally the same as stated above, except that indemnification is permitted only for reasonable expenses.

In addition, registrant has statutory authority to purchase insurance to protect its officers, directors, employees, and agents against any liabilities asserted against them, or incurred in connection with their service in such capacities. Further, registrant may advance or reimburse funds to a director who is a party to a proceeding, for reasonable expenses incurred in connection with a proceeding.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the period from inception to the filing of this registration statement, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

On October 31, 2016, we offered and sold 500,000 shares of common stock to our officer and director, at a purchase price of $0.0001 per share, for aggregate proceeds of $50. The offering was made to a nonU.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

(c) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 506 and Section 4(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description	Filed
3.1(a)	Articles of Incorporation	Incorporated by Reference to Form S-1 filed with the SEC on October 30, 2017
3.2	Bylaws	Incorporated by Reference to Form S-1 filed with the SEC on October 30, 2017
5.1	Opinion of Marc Applebaum	Incorporated by Reference to Form S-1 filed with the SEC on October 30, 2017
10.01	Registration Statement	Filed Herewith
23.1	Auditor Consent	Filed Herewith
23.2	Consent of Marc Applebaum, PC (included in Exhibit 5.1)	Incorporated by Reference to Form S-1 filed with the SEC on October 30, 2017

ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes to:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.If the registrant is relying on Rule 430B:

A.Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23 rd day of February, 2018.

HOOPS SCOUTING USA

/s/ Jamie Oei

By: Jamie Oei

Title: Principal Executive Officer & Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Jamie Oei	Director	February 23, 2018
By: Jamie Oei

EXHIBIT INDEX

Exhibit Number	Description	Filed
3.1(a)	Articles of Incorporation	Incorporated by Reference to Form S-1 filed with the SEC on October 30, 2017
3.2	Bylaws	Incorporated by Reference to Form S-1 filed with the SEC on October 30, 2017
5.1	Opinion of Marc Applebaum	Incorporated by Reference to Form S-1 filed with the SEC on October 30, 2017
10.01	Registration Statement	Filed Herewith
23.1	Auditor Consent	Filed Herewith
23.2	Consent of Marc Applebaum, PC (included in Exhibit 5.1)	Incorporated by Reference to Form S-1 filed with the SEC on October 30, 2017